FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                 CURRENT REPORT



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934






                       MEDISCIENCE TECHNOLOGY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED ON CHARTER)



  NEW JERSEY                          0-7405                      22-1937826
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(State of Incorporation)       (Commission File No.)         (IRS Employer
                                                             Identification No.)




        1235 Folkestone Way, P.O. Box 598, Cherry Hill, New Jersey 08003
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        Registrant's telephone number. Including area code (856) 428 7952
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                 (Former Address, if changed, since last report)





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Item 5. Other Materially Important Events

Section 1 -- Registrant's Business and Operations

     Item 1.01 Entry into a Material Agreement that is not made in the ordinary course of Registrant's business.

On June 4, 2003 Michael Engelhart, President and COO of Registrant, announced the formation of "PROSCREEN, LLC" its second LLC Company. "This LLC Company, a wholly owned subsidiary of Mediscience Technology has a potential clinical
------------------------
application for non-invasively diagnosing prostate cancers without removing prostate tissues. Engelhart added, "Our initial project will include three phases. In phase 1, we will complete the evaluation of the imaging technique to select the best imaging method for the device design. In phase 2, we will design the device, purchase the parts, and build a prototype spectral polarization-imaging unit with an optical fiber probe. In phase 3, we will assist in performing clinical test with a medical collaborator such as Hackensack University Medical Center and modify the unit based on the clinical results." (press release dtd June 4,2003 attached as Exhibit A)

"The Company is using a Constellation Organizational Structure to focus and optimize potential for commercial success. MDSC owns an extensive portfolio of product platforms that are primed for translation into the design and development of diagnostic medical devices that detect cancer using light-induced native tissue fluorescence spectroscopy to distinguish between malignant and normal or benign tissue. The Company has successfully conducted pre-clinical and clinical evaluations that affirm the platforms in the diagnosis of Cervical Cancer, Esophageal Cancer, Oral (Cavity) Cancer, Lower Gastrointestinal Cancer, Skin Cancer, Lung Cancer, Bladder Cancer, and Stomach Cancer. The Company may also be able to convert certain diagnostic platforms into therapeutic platforms in the treatment of these same cancer syndromes. As many of the assets are nascent and pricing/values are not ascertainable with precision, the Company faces an enormous risk of undervaluing its portfolio of patents and other assets and shareholders suffering material, adverse dilution in selling shares in order to raise the required level of new investment capital. In microeconomic terms, MDSC maintains an enormous real option value that no private investor will recognize. The following diagram depicts the "constellation" structure and the flow of cash, licenses, and various other assets designed to optimize the Company's potential:



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         [CHART OMITTED]--see Registrant's Web page MEDISCIENCETECH.com


The first of our LLC companies is Photonics for Women's Oncology chartered to develop, produce, market, and sell diagnostics and therapeutics into the women's healthcare market ("PWO"). Our LLC's will be, in part, owned by MDSC and principally funded through new equity capital sourced from institutional and individual professional investor groups. MDSC will license the requisite platform technologies to, and separately assign, as a capital contribution, other segregated, mission-critical assets to each LLCt and in return, receive equity ownership in, and an upfront license fee from each LLC entity. The licenses issued to a LLC will be framed as exclusive, royalty-bearing, irrevocable, perpetual, sub-licensable, worldwide licenses to make, have made, modify, use, market, sell and distribute the platform technologies as part of or in connection with a product, process, or machine for use in the niche markets identified by and granted to each LLC.


MDSC the parent  company is entering into a management  and  corporate  services agreement with each subsequent LLC to provide certain administrative and outsourced management services, in return for a management fee. These services would include accounting, reporting, and financial back-office services; legal services, including the defense of patent and other intellectual property claims and rights against third parties that have infringed the subsidiary's proprietary rights; financial and strategic advisory services; representation in the process of in-licensing, out-licensing, and creating joint ventures and alliances. MDSC will also continue to act as an intellectual property transfer agent between LLC's and CCNY and the CATUSL, until the particular LLC is sufficiently prepared to manage that relationship independently. For example PWO LLC is chartered to advance commercialization of a cervical cancer device and, secondarily, development and commercialization of physiological monitoring devices for pre-term labor and other clinical indications. Each LLC is accountable for funding and managing its own research and development in its areas of non-invasive and invasive early detection and treatment.
In summary, the new company constellation focus in health will increase the likelihood for success; lower the overall cost of capital; focus management on specific, delineated markets with well-defined goals and incentives; make business development and partnerships more defined and therefore easier to achieve; and create a framework from which to launch other products. Moreover, this "focused factories" method of commercialization will likely foster investor confidence and enthusiasm. In all cases, the intent would be to cultivate the subsidiary and increasingly evolve it into an autonomous, self-supporting company that can be spun-off to MDSC shareholders. "

Prospectively, Registrant will disclose all material documents, letters of intent and other agreements, as exhibits to future Form 8-K's to properly disclose or provide the following information:

     o The identity of the parties to any such agreement and a description of any material relationship between any of the parties other than in respect of the agreement; A brief description of the agreement; The rights and obligations of each party to the agreement that are considered material to the company; Any material conditions to the agreement becoming binding or effective; and The duration of the agreement and any material termination provisions.






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                                    EXHIBIT A

MEDISCIENCE   TECHNOLOGY  ANNOUNCES  FORMATION  OF  NEW  SUBSIDIARY  TO  DEVELOP
POTENTIAL CLINICAL APPLICATION FOR NON-INVASIVELY DIAGNOSIS OF PROSTATE CANCERS.

Cherry Hill, NJ (June 4, 2003) - Mediscience Technology (OTCBB - "MDSC"), a medical diagnostics device company, is pleased to announce the formation of "PROSCREEN, LLC". The Company, a wholly owned subsidiary of Mediscience Technology has a potential clinical application for non-invasively diagnosing prostate cancers without removing prostate tissues.

Prostate cancer has a high incidence and mortality rate for men. Every year, nearly 180,000 new prostate cancer cases are diagnosed, and about 37,000 deaths annually are caused by prostate cancers in U.S. Current techniques for detection of prostate cancers have limited accuracy. The regular methods for monitoring prostate cancers are the prostate specific antigen (PSA) blood test and a digital rectal examination (DRE). When the PSA level is elevated or the DRE abnormal, there is a one-in-three chance that cancer is present. This can only be confirmed by a needle biopsy of the prostate. In the biopsy, a number of cores of prostate tissue are taken with a thin needle guided into selected regions of the prostate with an ultrasound probe. Since the ultrasound imaging has poor spatial resolution and contrast, and needle biopsy is invasive, better methods are needed to develop high resolution and noninvasive techniques to detect early small prostate cancers.

Michael Engelhart, President and COO of Mediscience Technology said, "The prospects for this project are very exciting and can potentially enhance prostate diagnosis and thereby create more favorable patient outcomes. We are evaluating various methods to determine the best imaging technique. After we select the best approach, we will develop a prototype spectral polarization imaging unit with an optical fiber probe for prostate cancer detection, and engage in performing clinical tests."

Engelhart added, "Our initial project will include three phases. In phase 1, we will complete the evaluation of the imaging technique to select the best imaging method for the device design. In phase 2, we will design the device, purchase the parts, and build a prototype spectral polarization imaging unit with an optical fiber probe. In phase 3, we will assist in performing clinical test with a medical collaborator such as Hackensack University Medical Center and modify the unit based on the clinical results."

Peter Katevatis, Chairman/CEO "The formation of "PROSCREEN, LLC" is consistent with Mediscience's overall strategy of rolling out the company's constellation model; the first of which was Photonics for Women's Oncology, LLC." We continue to build our IP and exiting



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product  base  directly  from  our  on-going  research  relationship  at  CUNY's
                                                                          ------
INSTITUTE  FOR LASERS AND  ULTRA-FAST  SPECTROSCOPY  with the  dedication of its
---------------------------------------------------
Director, Dr. Robert Alfano, and other associated medical and engineering staff.


About Mediscience Technology---Mediscience Technology Corp. is engaged in the design and development of diagnostic medical devices that detect cancer using light induced native tissue fluorescence spectroscopy to distinguish between malignant normal, dysplastic or benign tissue.

This press release contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive, and regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statement will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements. This disclosure is intended to satisfy: SEC Section 6, 6.01 Regulation FD, disclosure and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.

Reference:  Company's website at www.medisciencetech.com and SEC 8-K dtd June 4,
---------                        -----------------------
2003

Contact Persons: Pres. COO Michael Engelhart (201) 818 0050

mengelhart@thmgroup.com: Mediscience Technology Corp. Peter Katevatis
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Esq. Chairman/CEO (856) 428 7952 metpk@aol.com.
                                 -------------






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                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



                                             MEDICSCIENCE TECHNOLOGY CORPORATION



                                          /s/  Peter Katevatis, Chairman
                                     -------------------------------------------
                                               Peter Katevatis, Chairman





Dated June 5, 2003